Exhibit 31.7

Certification Pursuant to Section 302 of Sarbanes-Oxley Act of 2002

I, Steven R. Goldman, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of FelCor Lodging Limited Partnership; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2017	/s/ Steven R. Goldman
Steven R. Goldman Chief Executive Officer of FelCor Lodging Trust Incorporated, as general partner of FelCor Lodging Limited Partnership